UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Amendment No. 1

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 29, 2019

Aceto Corporation

(Exact Name of Registrant as Specified in its Charter)

New York	001-38733	11-1720520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tri Harbor Court, Port Washington, NY 11050

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (516) 627-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ACETQ	OTC Pink Market

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (this “Amendment”) to the Current Report on Form 8-K filed by Aceto Corporation on June 3, 2019 (the “Original Filing”) is being filed to correct an inadvertent numerical error in Item 5.02 of the Original Filing. The Original Filing reported that William C. Kennally, III, is eligible to receive approximately $768,000 in severance payments upon his termination as Chief Executive Officer. However, Mr. Kennally is eligible to receive approximately $1,180,401 in severance payments upon his termination. This Amendment amends and restates the Original Filing in its entirety.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on February 21, 2019, Aceto Corporation, a New York Corporation (the “Company”), received a notification from the Nasdaq Stock Market (“Nasdaq”) informing the Company that, as a result of the Company and certain of its U.S. subsidiaries’ Chapter 11 Bankruptcy filing, and in accordance with Nasdaq Listing Rules 5101, 5110(b) and IM-5101-1, Nasdaq had determined to delist the Company’s common stock from Nasdaq. The suspension of trading became effective at the open of business on April 3, 2019.

On May 29, 2019, the Company was notified by Nasdaq that Nasdaq plans to file a Form 25 with the SEC to effect the formal delisting of the Company’s common stock from Nasdaq and will issue a press release to that effect on May 31, 2019. The delisting of the Company’s common stock will become effective ten days after the Form 25 is filed with the Securities and Exchange Commission. The filing of the Form 25 by Nasdaq will formally complete the delisting process.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As a result of the Company’s disposition of its operating assets in April, 2019, the Company no longer requires the services of William C. Kennally, III, the Company’s President and Chief Executive Officer.  Accordingly, Mr. Kennally’s employment with the Company was terminated on May 31, 2019, effective immediately.  Mr. Kennally will continue to serve as a director on the Company’s board of directors.  Mr. Kennally’s termination constitutes a termination without cause and was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Pursuant to the Change in Control Agreement entered into between the Company and Mr. Kennally on October 2, 2017, as amended on April 29, 2019 (the “Change in Control Amendment”), upon his termination without cause, Mr. Kennally became eligible to receive approximately $1,180,401 in severance benefits. As described in the Change in Control Amendment, the amount of severance benefits Mr. Kennally is eligible to receive has been reduced to the extent necessary to prevent any amount payable to Mr. Kennally becoming non-deductible to the Company under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), or subjecting Mr. Kennally to an excise tax under Section 4999 of the Code. The amount of the reduction is approximately $768,000. Receipt of any severance amounts under the Change in Control Agreement is conditioned upon Mr. Kennally’s execution of a general release of claims of the Company.

The above summary of the Change in Control Agreement is qualified in its entirety by reference to such agreement, which is filed as Exhibit 10.2 to the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on October 17, 2017 and incorporated herein by reference. The above summary of the Change in Control Amendment is qualified in its entirety by reference to such agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
*10.1	Amendment to Change in Control Agreement between Aceto Corporation and William C. Kennally, dated as of April 29, 2019.

*	Previously filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ACETO CORPORATION

Date: June 5, 2019	By:	/s/ Steven S. Rogers
Steven S. Rogers
Senior Vice President, Chief Legal Officer and Secretary